Exhibit 23


                        Consent of Independent Auditors


The Board of Directors
Owens & Minor, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 33-04536, 33-32497, 33-41402, 33-41403, 33-63248 and 33-65606) on Form S-8 and
the Registration Statement (No. 33-44428) on Form S-3 of Owens & Minor, Inc. of our report dated February 4, 1998, relating to the consolidated balance sheets of Owens & Minor, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. We also consent to the incorporation by reference in the aforementioned Registration Statements of our report dated February 4, 1998, relating to the financial statement schedule of Owens & Minor, Inc., which report appears on page 53 of this Form 10-K.

 /s/ KPMG Peat Marwick LLP
--------------------------
KPMG Peat Marwick LLP

Richmond,  Virginia
March 23, 1998